    As filed with the Securities and Exchange Commission on October 24, 2002

                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 RADIO ONE, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                            52-1166660
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                     5900 PRINCESS GARDEN PARKWAY, 7TH FLOOR
                                LANHAM, MD 20706
                    (Address of principal executive offices)

                1999 Stock Option and Restricted Stock Grant Plan
                            (Full title of the plan)

                             ALFRED C. LIGGINS, III
                             CHIEF EXECUTIVE OFFICER
                     5900 PRINCESS GARDEN PARKWAY, 7TH FLOOR
                                LANHAM, MD 20706
                                 (301) 306-1111
           (Name, address, and telephone number of agent for service)

                                 With copies to:

                                NORMA M. SHARARA
                             SILVERSTEIN AND MULLENS
                        A DIVISION OF BUCHANAN INGERSOLL
                            PROFESSIONAL CORPORATION
                         1776 K STREET, N.W., SUITE 800
                             WASHINGTON, D.C. 20006
                                 (202) 452-7900

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
     Title of Each Class of       Amount to    Proposed Maximum     Proposed Maximum Aggregate         Amount of
  Securities to be Registered        be       Per Share Offering        Offering Price (1)          Registration Fee
                                 Registered       Price (1)
--------------------------------------------------------------------------------------------------------------------
  Class D common stock, $.001     2,000,000         $16.54                   $33,080,000                   $3,043
    par value per share (2)
====================================================================================================================

     (1) The offering price per share and aggregate offering price have been estimated, solely for the purposes of determining the registration fee, pursuant to Rule 457(h) on the basis of the high and low prices of Radio One, Inc.'s Class D common stock, $.001 par value per share, reported on the Nasdaq National Market on October 18, 2002.

     (2)  Reported under the symbol ROIAK on the Nasdaq National Market.

           INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

Radio One, Inc. (the "Company"), hereby incorporates by reference into this registration statement the information contained in the Company's earlier registration statements on Form S-8 (File Nos. 333-62718 and 333-42342) relating to the Company's 1999 Stock Option and Restricted Stock Grant Plan and amendments thereto.

The financial statements included in the Annual Report on Form 10-K incorporated herein by reference were audited by Arthur Andersen, LLP. After reasonable efforts, the Company has not been able to obtain the consent of Arthur Andersen, LLP to the incorporation by reference of its audit report dated March 18, 2002 into this registration statement. Accordingly, Arthur Andersen, LLP will not be liable to investors under Section 11(a) of the Securities Act of 1933 because it has not consented to being named as an expert in this registration statement, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen, LLP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Radio One, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on October 24, 2002.

RADIO ONE, INC.

By: /s/ Scott R. Royster
   ---------------------------------------------
   Scott R. Royster
   Executive Vice President and Chief Financial Officer
   (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on October 24, 2002.


By: /s/ Alfred C. Liggins, III
   ---------------------------------------------
   Alfred C. Liggins, III
   Chief Executive Officer, President
   and Director
   (Principal Executive Officer)


By: /s/ Catherine L. Hughes
   ---------------------------------------------
   Catherine L. Hughes
   Chairperson of the Board of Directors, Secretary
   and Director


By: /s/ Brian W. McNeill
   ---------------------------------------------
   Brian W. McNeill
   Director


By:
   ---------------------------------------------
   Terry L. Jones
   Director


By: /s/ L. Ross Love
   ---------------------------------------------
   L. Ross Love
   Director


By: /s/ D. Geoffrey Armstrong
   ---------------------------------------------
   D. Geoffrey Armstrong
   Director


By:
   ---------------------------------------------
   Ronald E. Blaylock
   Director

                                INDEX TO EXHIBITS

Exhibit 4.1 Radio One, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan (incorporated by reference to Radio One's definitive proxy statement (File No. 0-25969) filed on April 18, 2002).

Exhibit 5.1 Opinion of Buchanan Ingersoll Professional Corporation, filed herewith.

Exhibit 23.1 The consent of Buchanan Ingersoll Professional Corporation is included in Exhibit 5.

Exhibit 23.2  Consent of Arthur Andersen, LLP (omitted pursuant to Rule 437a).